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                                                                      Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Gerald H. Newman, James H. Whitney and Frederick W. Kolling, III and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Gunther International, Ltd. or otherwise) the Annual Report on Form 10-KSB of Gunther International, Ltd. respecting its fiscal year ended March 31, 1998 and any and all amendments thereto and to file such Form 10-KSB and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 13th day of July, 1998.


/s/ Guy W. Fiske                                  /s/ J. Kenneth Hickman
---------------------------------                 -----------------------------
    Guy W. Fiske                                      J. Kenneth Hickman


/s/ Frederick W. Kolling III                      /s/ Alan W. Morton
---------------------------------                 -----------------------------
    Frederick W. Kolling III                          Alan W. Morton


/s/ Gerald H. Newman                              /s/ Marc I. Perkins
---------------------------------                 -----------------------------
    Gerald H. Newman                                  Marc I. Perkins


/s/ James H. Whitney
---------------------------------
    James H. Whitney